                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
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                                          Contact:  Harold M. Messmer, Jr.

                                          ----
                                                  Chairman and Chief

                                                  Executive Officer
                                                  (415) 854-9700

ROBERT HALF INTERNATIONAL INC.
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REPORTS INCREASE IN THIRD QUARTER EARNINGS PER SHARE
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    MENLO  PARK, California, October 19, 1994  -- Robert Half International Inc.
(NYSE symbol: RHI) today reported record revenues and earnings for the third quarter ended September 30, 1994.

    For the quarter ended September 30, 1994, net income was $6,742,000, or $.24 per share, on revenues of $114,903,000. Net income for the prior year's third quarter was $3,091,000, or $.12 per share, on revenues of $77,061,000.

    For the nine months ended September 30, 1994, net income was $18,619,000, or $.66 per share, on revenues of $321,313,000. For the nine months ended September 30, 1993, net income was $8,378,000, or $.33 per share, on revenues of $219,080,000.

    Harold M. Messmer, Jr., chairman and chief executive officer, said: "The record third quarter results reflect continued strong demand for the company's specialized staffing services."

    Robert Half International Inc. provides specialized staffing services through such divisions as Accountemps-R-, Robert Half-R- and OfficeTeam-R-. The company, through its Accountemps and Robert Half divisions, is the world's largest specialized provider of temporary and permanent personnel in the fields of accounting and finance. OfficeTeam specializes in the placement of skilled temporary office and administrative personnel. The company has more than 160 offices worldwide.

ATTACHED:  TABLE OF OPERATIONS
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
                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                             SUMMARY OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                     QUARTER ENDED          NINE MONTHS ENDED
                                                                     SEPTEMBER 30,            SEPTEMBER 30,
                                                                 ----------------------  ------------------------
                                                                    1994        1993        1994         1993
                                                                 -----------  ---------  -----------  -----------
Net service revenues...........................................  $   114,903  $  77,061  $   321,313  $   219,080
Direct costs of services.......................................       70,259     47,661      196,676      133,916
                                                                 -----------  ---------  -----------  -----------
Gross margin...................................................       44,644     29,400      124,637       85,164
Selling, general and administrative expenses...................       31,455     21,599       87,540       63,580
Amortization of intangibles....................................        1,152      1,064        3,431        3,142
Interest expense...............................................          371        864        1,326        2,813
                                                                 -----------  ---------  -----------  -----------
Income before income taxes.....................................       11,666      5,873       32,340       15,629
Provision for income taxes.....................................        4,924      2,782       13,721        7,251
                                                                 -----------  ---------  -----------  -----------
Net income.....................................................  $     6,742  $   3,091  $    18,619  $     8,378
                                                                 -----------  ---------  -----------  -----------
                                                                 -----------  ---------  -----------  -----------
NET INCOME PER FULLY DILUTED SHARE.............................  $       .24  $     .12  $       .66  $       .33
Weighted average number of fully diluted shares................       28,388     25,320       28,213       25,040

    ALL SHARE AND PER SHARE AMOUNTS HAVE BEEN RESTATED TO RETROACTIVELY REFLECT THE TWO-FOR-ONE STOCK SPLIT EFFECTED IN THE FORM OF A STOCK DIVIDEND IN AUGUST 1994.